Exhibit 99.1

CONTACT:
R. Dirk Allison
Senior Vice President and Chief Financial Officer
(214) 922-9711

ODYSSEY HEALTHCARE REPORTS
SECOND QUARTER 2008 RESULTS

DALLAS, TEXAS (August 4, 2008) — Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the second quarter and six months ended June 30, 2008.

For the second quarter of 2008, net patient service revenue increased 61.3% to $160.7 million, compared with $99.6 million for the second quarter of 2007.  The Company’s income from continuing operations for the second quarter of 2008 was $4.0 million, or $0.12 per diluted share, as compared with $5.2 million, or $0.15 per diluted share, for the second quarter of 2007.

For the six months ended June 30, 2008, net patient service revenue increased 44.5% to $283.5 million, compared with $196.2 million for the second quarter of 2007.  The Company’s income from continuing operations for the first six months of 2008 was $7.6 million, or $0.23 per diluted share, compared with income from continuing operations for the same six-month period of 2007 of $9.8 million, or $0.29 per diluted share.

On February 28, 2008, Odyssey acquired approximately 84% of the outstanding common stock of VistaCare, Inc. and acquired the remaining outstanding stock of VistaCare on March 6, 2008.  Odyssey’s financial results for the second quarter of 2008 include the operations of VistaCare while the financial results for the six months ended June 30, 2008 include only four full months of VistaCare operations.  Income from continuing operations for the second quarter of 2008 was negatively impacted by approximately $2.5 million, after tax, or $0.08 per share, in expenses related to the ramp down of VistaCare’s corporate office and the integration of VistaCare’s operations.

In commenting on the results, Robert A. Lefton, president and chief executive officer of Odyssey HealthCare, said, “I am pleased with the progress we have made with the integration of VistaCare and in implementing our 2008 operating initiatives.  We are currently on schedule to complete the transition of the VistaCare corporate functions to our Dallas Support Center by year end and to have all the VistaCare program sites transitioned to our information systems by the end of the third quarter of 2008.  We are also continuing with the process of ramping up our Support Center operations to handle the incremental work related to the transfer of the VistaCare corporate functions to our Dallas Support Center and will be adding costs related to the ramp up until it is completed in the fourth quarter of 2008.  The expenses related to the ramp down of VistaCare’s corporate office will decrease as we transition corporate functions to our Dallas Support Center.

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ODSY Announces Second Quarter 2008 Results

August 4, 2008

“With respect to the progress we have made with our 2008 operating initiatives, we experienced good admission volume in the second quarter of 2008, with admissions increasing by approximately 10.0% over the second quarter of 2007 for our Odyssey programs.  Our average daily census for the second quarter of 2008 was 12,212, inclusive of our VistaCare programs.  Our average daily census for the second quarter of 2008 for just the Odyssey programs was 7,790, an increase of 1.3% over the average daily census of 7,687 for the second quarter of 2007 and 2.8% over the average daily census of 7,579 for the first quarter of 2008 for the Odyssey programs.

“In addition, we continued to make progress during the second quarter with our operating initiatives to improve our labor productivity and to decrease our operating expenses.  On a per patient day of care basis, operating expenses for the second quarter of 2008 were $132.04, excluding ramp down expenses of $3.57 per patient day of care and depreciation and amortization expenses of $1.93 per patient day of care, which is an increase of 1.8% over operating expenses per patient day of care of $129.69 for the second quarter of 2007, excluding depreciation and amortization expenses of $2.00 per patient day of care.  Although our Medicare cap contractual as a percentage of gross revenue declined from 1.3% of gross revenue for the second quarter of 2007 to 0.8% of gross revenue for the second quarter of 2008, we experienced an increase in our Medicare cap contractual beginning in the latter part of the second quarter of 2008.  This increase is primarily centered in a few VistaCare programs.  We are continuing with our operating initiative to improve the management of the Medicare cap contractual in our Odyssey programs and are in the process of implementing plans to address the Medicare cap in the VistaCare programs.”

Mr. Lefton added, “As in the first quarter of this year, the second quarter of 2008 was negatively impacted by an increase in our bad debt expense from 1.1% of net revenue in the second quarter of 2007 to 1.9% of net revenue in the second quarter of 2008.  This increase is due primarily to the impact of additional development requests (ADRs) from our Medicare fiscal intermediaries, which increased our accounts receivable aging and correspondingly our provision for uncollectible accounts in accordance with our bad debt reserve policy.  On a sequential basis, our bad debt expense in the second quarter of 2008 was essentially flat as compared with the bad debt expense for the first quarter of 2008 of 1.8% of net revenue.”

Conference Call
Odyssey will host a conference call to discuss the second quarter 2008 results on Tuesday, August 5, 2008, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).  The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s website at www.odsyhealth.com or at www.earnings.com.  An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations.  Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

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ODSY Announces Second Quarter 2008 Results

August 4, 2008

Certain statements contained in this press release and that will be contained in the presentation are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release and in the presentation to differ materially from those anticipated or implied by the forward-looking statements.  Additional risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; the Company’s ability to successfully integrate the acquisition of VistaCare, Inc.; adverse changes in the Medicare payment cap limits and increases in the Company’s estimated Medicare cap contractual adjustment; decline in patient census growth; increases in inflation including inflationary increases in patient care costs; challenges inherent in and potential changes in the Company’s growth and development strategy; our ability to effectively implement the Company’s 2008 operations and development initiatives; the Company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; the ability to attract and retain healthcare professionals; increases in the Company’s bad debt expense due to various factors including an increase in the volume of pre-payment reviews by the Company’s Medicare fiscal intermediaries; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party legal proceedings and investigations; cost of complying with the terms and conditions of our corporate integrity agreement; adverse changes in the competitive environment in which the Company operates;  changes in state or federal income, franchise or similar tax laws and regulations; adverse impact of natural disasters; changes in our estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A. Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008, and its most recent report on Form 10-Q and in its other filings with the Securities and Exchange Commission.  Many of these factors are beyond the ability of the Company to control or predict.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof.  The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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ODSY Announces Second Quarter 2008 Results

August 4, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED SELECTED OPERATING DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Continuing Operations: (1)
Admissions	12,274	7,932	22,959	16,421
Average daily census	12,212	7,687	10,668	7,636
Discharge average length of stay	87.8	85.8	85.0	84.0
Gross revenue per patient day	$149.59	$148.88	$150.98	$148.32
Medicare cap as % of gross revenue	0.8%	1.3%	0.8%	1.2%
Net revenue per patient day	$144.63	$142.39	$146.02	$141.98
Operating expense per patient day	$137.54	$131.69	$138.80	$131.82
Bad debt expense as % of net revenue	1.9%	1.1%	1.8%	0.9%

Same-Facility: (2)
Admissions	8,676	7,932	18,108	16,421
Average daily census	7,761	7,687	7,657	7,636
Average length of stay	76.5	85.8	76.8	84.0

(1)	Continuing operations excludes the operations of hospices that the Company classifies as discontinued operations.
(2)
Same-facility information includes hospice programs that have been in operation for the entire period of each period presented and Medicare certified for at least 12 months.  This information excludes VistaCare operations.

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ODSY Announces Second Quarter 2008 Results

August 4, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net patient service revenue	$160,716	$99,602	$283,525	$196,231
Operating expenses:
Direct hospice care	94,371	58,326	165,832	115,393
General and administrative – hospice care	34,643	20,989	61,816	41,397
General and administrative – support center	18,702	10,262	32,741	20,888
Provision for uncollectible accounts	2,979	1,139	5,230	1,714
Depreciation	2,056	1,332	3,707	2,662
Amortization	102	69	167	128
Income from continuing operations before other income (expense)	7,863	7,485	14,032	14,049

Other income (expense):
Interest income	540	618	1,191	1,258
Interest expense	(2,094)	(49)	(3,321)	(97)
Other expense	-	-	-	-
Minority interest in earnings of consolidated subsidiaries	(13)	-	20	-
	(1,567)	569	(2,110)	1,161
Income from continuing operations before provision for income taxes	6,296	8,054	11,922	15,210
Provision for income taxes	2,278	2,831	4,308	5,415
Income from continuing operations	4,018	5,223	7,614	9,795
Loss from discontinued operations, net of tax	2,365	1,045	4,428	1,962
Net income	$1,653	$4,178	$3,186	$7,833

Income (loss) per common share:
Basic:
Continuing operations	$0.12	$0.16	$0.23	$0.29
Discontinued operations	(0.07)	(0.03)	(0.13)	(0.06)
Net income	$0.05	$0.13	$0.10	$0.23
Diluted:
Continuing operations	$0.12	$0.15	$0.23	$0.29
Discontinued operations	(0.07)	(0.03)	(0.13)	(0.06)
Net income	$0.05	$0.12	$0.10	$0.23

Weighted average shares outstanding:
Basic	32,660	33,276	32,650	33,407
Diluted	32,872	33,466	32,853	33,590

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ODSY Announces Second Quarter 2008 Results

August 4, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)
	June 30, 2008	Dec. 31, 2007
ASSETS

Current assets:
Cash and cash equivalents	$34,929	$12,386
Short-term investments	15,822	49,793
Accounts receivable from patient services, net of allowance for uncollectible accounts of $7,094 and $4,363 at June 30, 2008 and December 31, 2007, respectively	123,683	77,433
Income taxes receivable	5,161	1,968
Deferred tax asset	2,316	1,400
Prepaid expenses and other current assets	11,951	5,414
Assets of discontinued operations	2,221	2,830
Total current assets	196,083	151,224
Property and equipment, net of accumulated depreciation	27,418	21,757
Goodwill	208,348	98,179
Long-term investments	16,706	–
Other assets	2,704	–
Intangibles, net of accumulated amortization	7,293	4,049
Total Assets	$458,552	$275,209

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,678	$6,109
Accrued compensation	31,245	16,797
Accrued nursing home costs	19,894	14,146
Accrued Medicare cap contractual adjustments	28,929	21,682
Other accrued expenses	41,283	17,445
Current maturities of long-term debt	6,500	1
Total current liabilities	135,529	76,180
Long-term debt, less current maturities	121,875	–
Deferred tax liability	9,888	14,041
Other liabilities	2,111	1,256
Minority interests in equity of consolidated subsidiaries	1,429	895
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 75,000,000 shares authorized, 38,092,683 and 38,063,439 shares issued at June 30, 2008 and December 31, 2007, respectively	38	38
Additional paid-in capital	115,708	113,339
Retained earnings	142,600	139,414
Accumulated other comprehensive loss	(672)	–
Treasury stock, at cost, 5,347,072 shares held at June 30, 2008 and December 31, 2007	(69,954)	(69,954)
Total stockholders’ equity	187,720	182,837
Total Liabilities and Stockholders’ Equity	$458,552	$275,209

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ODSY Announces Second Quarter 2008 Results

August 4, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2008	2007
Operating Activities:
Net income	$3,186	$7,833
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	4,428	1,962
Minority interest	(20)	-
Depreciation and amortization	3,874	2,790
Amortization of debt issue costs	523	54
Stock-based compensation	2,123	2,051
Deferred tax expense (benefit)	2,050	(633)
Tax benefit realized for stock option exercises	(16)	(115)
Provision for uncollectible accounts	5,230	1,714
Changes in operating assets and liabilities:
Accounts receivable	(10,451)	(13,093)
Other current assets	(6,733)	3,839
Accounts payable, accrued nursing home costs, accrued Medicare cap and other accrued expenses	2,864	405
Net cash provided by operating activities	7,058	6,807

Investing Activities:
Cash paid for acquisitions and procurement of licenses	(124,174)	(1,273)
Cash received from the sale of hospice programs	160	430
Decrease in short-term and long-term investments	16,871	16,304
Purchase of property and equipment	(2,247)	(6,429)
Net cash (used in) provided by investing activities	(109,390)	9,032

Financing Activities:
Proceeds from issuance of common stock	246	842
Cash received from sale of partnership interests	554	-
Tax benefit realized for stock option exercises	16	115
Purchases of treasury stock	-	(10,747)
Payments of debt issue costs	(4,315)	(341)
Proceeds from issuance of debt	130,000	-
Payments on debt	(1,626)	(1)
Net cash provided by (used in) financing activities	124,875	(10,132)

Net increase in cash and cash equivalents	22,543	5,707
Cash and cash equivalents, beginning of period	12,386	7,572
Cash and cash equivalents, end of period	$34,929	$13,279

Supplemental Cash Flow Information:
Interest paid	$2,443	$42
Income taxes paid	$1,367	$194

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